                                                                   EXHIBIT 11(b)




                               CONSENT OF COUNSEL

                              AIM Summit Fund, Inc.

         We hereby consent to the use of our name and to the reference to our firm under the caption "General Information -- Legal Matters" in the Prospectus which is included in Post-Effective Amendment No. 21 to the Registration Statement under the Securities Act of 1933 and Amendment No. 22 to the Registration Statement under the Investment Company Act of 1940 (No. 2-76909) on Form N-1A of AIM Summit Fund, Inc.




                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                    ------------------------------------------
                                    Ballard Spahr Andrews & Ingersoll, LLP




February 25, 1998